UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 17, 2006
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Nonperforming Asset Disclosures

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On January 17, 2006, U.S. Bancorp (“the Company”) issued a press release discussing results for the quarter and year ended December 31, 2005, and filed that press release with the Securities and Exchange Commission on a Current Report on Form 8-K. Revised information relating to nonperforming assets is attached as Exhibit 99.1 and incorporated herein by reference.
     During a review of its year-end financial statements, the Company determined that the disclosure relating to nonperforming assets as of December 31, 2005, contained in the January 17, 2006 press release had failed to reflect amounts attributable to a particular credit card collection management program. This collection program was implemented by the Company in June 2005 in response to new minimum balance payment requirements guidelines issued by the Federal Financial Institutions Examination Council. Including this program in nonperforming loans increases the percentage of nonperforming assets to total loans plus other real estate owned to .47 percent from .43 percent at December 31, 2005. There is no impact to reported earnings of the Company since credit performance with respect to the program, including anticipated charge-offs, had been considered in management’s determination of the allowance for credit losses as of December 31, 2005. The Company does not anticipate any significant future increases in nonperforming assets as a result of this or similar consumer credit card collection programs. In addition, the Company reconfirms its view, expressed in the January 17 press release, that total net charge-offs in early 2006 will approximate levels reported in the third quarter of 2005.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.
     99.1 Nonperforming Asset Disclosures, as revised, deemed “filed” under the Securities Exchange Act of 1934.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By /s/ Terrance R. Dolan
Terrance R. Dolan
Executive Vice President and Controller

DATE: February 1, 2006